UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

____________________

Date of Report (Date of earliest event reported): July 27, 2017
____________________

OCLARO, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
225 Charcot Avenue, San Jose, California 95131 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 2, 2017, Oclaro, Inc. (“Oclaro” or the “Company”) issued a press release announcing its operating and financial results for the quarter and year ended July 1, 2017, and intends to discuss the financial results announced in the press release during a related conference call to be held on August 2, 2017. The press release and conference call contain forward-looking statements regarding the Company and include cautionary statements identifying factors that could cause actual results to differ materially from those anticipated. The full text of the Company’s press release is attached hereto as Exhibit 99.1. On August 2, 2017, the Company also posted a related investor presentation on its website, www.oclaro.com. The investor presentation issued in connection with the announcement of results is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The information in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2017, the Board of Directors (the “Board”) appointed Mr. Ian Small to the Board of the Company effective September 1, 2017. Mr. Small has not yet been appointed to any of the committees of the Board.
Mr. Small will receive prorated annual compensation for his service as a director consistent with the Company’s current policies for compensation of non-employee directors. Upon the effective date of Mr. Small’s appointment to the Board, the Company will grant him a restricted stock award with a value of $200,000, which will vest as to one-third of the underlying shares on the first anniversary of the effective date of his appointment to the Board and thereafter quarterly at an even rate for eight more quarters, all based on Mr. Small’s continued service on the Board.
There are no arrangements or understandings between Mr. Small and any other persons pursuant to which he was appointed as a director of the Company. Mr. Small has no family relationship with any of the Company’s directors or executive officers. Mr. Small has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
In accordance with the Company’s customary practice, the Company will enter into its standard form of amended and restated indemnification agreement with Mr. Small, which will require the Company to indemnify Mr. Small against certain liabilities that may arise as a result of his status or service as a director. The description of Mr. Small’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 10.58 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2014, and incorporated herein by reference.

Item 8.01. Other Events.

On August 2, 2017, the Company issued a press release announcing the appointment of Mr. Small to the Board. The full text of the Company’s press release is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

99.1          Press release issued by the Company on August 2, 2017.

99.2          Investor presentation issued by the Company on August 2, 2017.

99.3          Press release issued by the Company on August 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: August 2, 2017	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit No.    Description
99.1          Press release issued by the Company on August 2, 2017.

99.2          Investor presentation issued by the Company on August 2, 2017.

99.3          Press release issued by the Company on August 2, 2017.